Exhibit 99.1

Treace Medical Concepts Reports

Fourth Quarter and Full-Year 2025 Financial Results

PONTE VEDRA, Fla. – February 27, 2026 – Treace Medical Concepts, Inc. ("Treace" or the "Company") (NasdaqGS: TMCI), a medical technology company driving a fundamental shift in the surgical treatment of bunions and related midfoot deformities, today reported financial results for the fourth quarter and full-year ended December 31, 2025.

Recent Highlights

•
Generated revenue of $62.5 million in fourth quarter 2025 and revenue of $212.7 million for the full-year 2025, an increase of 2% compared to the prior year.
•
Reported fourth quarter 2025 net loss of $(9.4) million and adjusted EBITDA of $6.2 million in the fourth quarter 2025. Reported full-year 2025 net loss of $(59.0) million compared to a full-year net loss of $(55.7) million in 2024, reduced adjusted EBITDA loss by 64% to $(3.9) million in the full-year 2025 compared to $(11.0) million in the same period in 2024.
•
Reduced cash usage by 46% to $27.3 million in full year 2025 compared to $50.5 million in full year 2024.
•
Increased net new active surgeons by 202 for full-year 2025 and ended the year with 3,337 active surgeons, a 6% increase compared to the prior year and 33% of the estimated 10,000 U.S. surgeons performing bunion surgery.
•
Broadened global patent portfolio now totaling 135 granted patents in addition to 199 pending patent applications.

“During the fourth quarter, we improved upon the mid-single digit case volume growth that we experienced in the third quarter. This was driven by increasing demand for our comprehensive suite of 3D bunion correction systems by our growing base of over 3,300 surgeon customers,” said John T. Treace, CEO and Chairman of Treace. “In 2026, we expect our expanded bunion portfolio and forthcoming product launches to deliver continued market share gains and restore topline growth in the back half of the year.”

Fourth Quarter 2025 Financial Results

Revenue for the fourth quarter of 2025 was $62.5 million, representing a decrease of 9% compared to $68.7 million in the fourth quarter of 2024. The decrease was primarily driven by the shift in product sales toward lower priced bunion kits.

Gross profit for the fourth quarter of 2025 was $50.4 million compared to $55.5 million in the fourth quarter of 2024. Gross margin was 80.6% in the fourth quarter of 2025, compared to 80.7% in the fourth quarter of 2024.

Total operating expenses were $56.3 million in the fourth quarter of 2025, an increase of 1% compared to total operating expenses of $55.7 million in the fourth quarter of 2024.

Fourth quarter 2025 net loss was $(9.4) million, or $(0.15) per share, compared to $(0.5) million, or $(0.01) per share, for the same period in 2024. Adjusted EBITDA was $6.2 million in the fourth quarter of 2025 compared to $11.1 million for the same period in 2024.

Full-Year 2025 Financial Results

Revenue for the full-year 2025 was $212.7 million, representing an increase of 2% compared to $209.4 million in 2024.

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Gross profit for the full-year 2025 was $169.8 million compared to a gross profit of $168.3 million in 2024. Gross margin totaled 79.8% in 2025, compared to 80.4% in 2024.

Total operating expenses were $223.9 million in 2025, compared to total operating expenses of $224.0 million in 2024.

Full-year 2025 net loss was $(59.0) million, or $(0.93) per share, compared to $(55.7) million, or $(0.90) per share, for the same period in 2024. Adjusted EBITDA was a loss of $(3.9) million in 2025, compared to a loss of $(11.0) million in 2024. See below for additional information and a reconciliation of non-GAAP financial information referenced herein.

Cash, cash equivalents, and marketable securities totaled $48.4 million as of December 31, 2025. The Company’s new credit facility provides an additional $115 million of liquidity subject to certain conditions. The Company used $27.3 million of cash for the full year 2025, compared to $50.5 million in 2024, representing a decrease of 46%.

2026 Financial Outlook

The Company is initiating full-year 2026 revenue guidance of $200 million to $212 million representing a decline of 6% to 0% compared to full-year 2025.

The Company expects a loss in Adjusted EBITDA in the range of $4.0 million to $6.0 million for full year 2026, as compared to a loss of $3.9 million in the full-year 2025.*

The Company expects a reduction in cash usage of approximately 50% for full-year 2026 as compared to the full year 2025.

The Company’s full-year 2026 guidance reflects continued case volume growth, offset by previously disclosed headwinds from demand driven product and price mix shift within Treace’s expanded bunion portfolio.

Webcast and Conference Call Details

Treace will host a conference call today, February 27, 2026, at 8:00 a.m. ET to discuss its fourth quarter and full-year 2025 financial results. Investors interested in listening to the conference call may do so by registering. Once registered, participants will receive dial-in numbers and a unique pin to join the call and ask questions. The live webcast of the conference call will be available on the Investor Relations section of the Company’s website at investors.treace.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents Adjusted EBITDA, which the Company defines as net loss before depreciation and amortization expense, interest income, interest expense, taxes, share-based compensation expense, acquisition-related costs, restructuring costs, customer credit loss, litigation costs, and debt extinguishment loss. Non-GAAP financial measures such as Adjusted EBITDA are presented in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management uses non-GAAP financial measures to evaluate the Company’s operating performance and trends, as well as for making planning decisions. The Company believes that Adjusted EBITDA helps to identify underlying trends in the Company’s business that may otherwise be masked by the effect of the income and expenses and other items that it excludes in its calculation of Adjusted EBITDA. Accordingly, the Company believes this non-GAAP financial measure provides useful information to investors and others in understanding and evaluating the Company’s operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by the Company’s management in their financial and operational decision-making. The Company also presents this non-GAAP financial measure because it believes investors, analysts and rating agencies

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consider it to be a useful metric in measuring the Company’s performance against other companies and its ability to meet its debt service obligations.

There are limitations related to the use of non-GAAP financial measures such as Adjusted EBITDA because they are not prepared in accordance with GAAP, may exclude significant income and expenses required by GAAP to be recognized in the Company’s financial statements, and may not be comparable to non-GAAP financial measures used by other companies. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation between GAAP and non-GAAP results is presented below.

*A reconciliation of Adjusted EBITDA to GAAP net loss on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure.

Forward-Looking Statements

This press release and statements made during the Company’s earnings call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, the Company’s: 2026 full-year guidance; anticipated liquidity; 2026 Adjusted EBITDA guidance; expected 2026 cash usage decrease; anticipated restoration of revenue growth in the back half of the year; expected increase in product adoptions; continued execution of strategic initiatives; anticipated market position, growth rates and profitability improvement; ability to effectively respond to and mitigate the impact of challenges in the current market environment, including in response to increased competition, evolving surgeon and patient preferences for minimally invasive bunion solutions, changes in tariff and trade policies, protracted government shutdowns, lower patient demand for elective bunion surgery due to macroeconomic uncertainty or soft consumer sentiment; anticipated future product launches and the timing of such product launches; ability to increase procedure volumes, expand surgeon relationships and utilization rate, and increase procedure penetration and market share; sufficiency of its balance sheet to continue executing strategic and growth initiatives for the foreseeable future; anticipated expansion of clinical evidence; ability to protect and enforce its intellectual property rights, including through its patent infringement and unfair competition suits; success in defending against securities class actions and infringement of its intellectual property by third parties, including its competitors; expected seasonality; ability to leverage investments in its commercial organization and control costs in its organizational structure, the amount and timing of orders for our products from stocking distributors and other customers; and anticipated pace of growth in the foot and ankle market. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of Treace’s public filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 27, 2026. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise. The Company’s results for the year ended December 31, 2025, are not necessarily indicative of its operating results for any future periods.

Internet Posting of Information

Treace routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.treace.com. The Company encourages investors and potential investors to consult the Treace website regularly for important information about Treace.

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About Treace Medical Concepts

Treace Medical Concepts, Inc. is a medical technology company with the goal of advancing the standard of care for the surgical management of bunion and related midfoot deformities. Bunions are complex 3-dimensional deformities that originate from an unstable joint in the middle of the foot and affect approximately 67 million Americans, of which Treace estimates 1.1 million are annual surgical candidates. Treace has pioneered and patented the Lapiplasty® 3D Bunion Correction® System – a combination of instruments, implants, and surgical methods designed to surgically correct all three planes of the bunion deformity and secure the unstable joint, addressing the root cause of the bunion and helping patients get back to their active lifestyles. To further support the needs of surgeons and bunion patients, Treace offers its Adductoplasty® Midfoot Correction System, designed for reproducible surgical correction of midfoot deformities, two systems for minimally invasive osteotomy procedures, namely the Nanoplasty® 3D Minimally Invasive Bunion Correction System and the Percuplasty™ Percutaneous 3D Bunion Correction System, and the SpeedMTP® System. Treace continues to expand its footprint in the marketplace by extending its SpeedPlate® rapid compression implant platform to new applications, as well as providing surgeons with advanced digital solutions with its IntelliGuide® patient specific, pre-op planning and cut guide technology. For more information, please visit www.treace.com.

To learn more about Treace, connect with us on LinkedIn, X, Facebook and Instagram.

Contacts:

Treace Medical Concepts

Mark L. Hair

Chief Financial Officer

mhair@treace.net

(904) 373-5940

Investors:

Gilmartin Group

Philip Trip Taylor

IR@treace.net

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Treace Medical Concepts, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue	$62,519	$68,708	$212,690	$209,357
Cost of goods sold	12,118	13,231	42,938	41,093
Gross profit	50,401	55,477	169,752	168,264
Operating expenses
Sales and marketing	37,253	36,859	140,880	147,643
Research and development	4,542	5,210	20,282	20,589
General and administrative	14,528	13,612	62,744	55,720
Total operating expenses	56,323	55,681	223,906	223,952
Loss from operations	(5,922)	(204)	(54,154)	(55,688)
Interest income	527	899	2,777	4,877
Interest expense	(1,350)	(1,314)	(5,320)	(5,256)
Debt extinguishment loss	(2,737)	—	(2,737)	—
Other income, net	88	118	432	324
Other non-operating income (expense), net	(3,472)	(297)	(4,848)	(55)
Net loss	$(9,394)	$(501)	$(59,002)	$(55,743)

Other comprehensive income (loss)
Unrealized gain (loss) on marketable securities	$(11)	$(94)	$(25)	$(66)
Comprehensive loss	$(9,405)	$(595)	$(59,027)	$(55,809)

Net loss per share, basic and diluted	$(0.15)	$(0.01)	$(0.93)	$(0.90)
Weighted-average shares used in computing net loss per share, basic and diluted	63,860,088	62,340,603	63,269,003	62,112,037

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Treace Medical Concepts, Inc.

Balance Sheets

(in thousands, except share and per share amounts)

	December 31,	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$10,708	$11,350
Marketable securities, short-term	37,659	64,327
Accounts receivable, net of allowance for credit losses of $1,824 and $1,326 as of December 31, 2025 and December 31, 2024, respectively	42,155	40,803
Inventories	36,031	39,255
Prepaid expenses and other current assets	5,501	5,667
Total current assets	132,054	161,402
Property and equipment, net	29,752	25,953
Intangible assets, net of accumulated amortization of $2,375 and $1,425 as of December 31, 2025 and December 31, 2024, respectively	7,125	8,075
Goodwill	12,815	12,815
Operating lease right-of-use assets	7,614	8,442
Other non-current assets, net of allowance for credit losses of $69 and $69 as of December 31, 2025 and December 31, 2024, respectively	1,221	407
Total assets	$190,581	$217,094
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,726	$10,522
Accrued liabilities	5,784	7,197
Accrued commissions	9,365	10,121
Accrued compensation	6,331	6,575
Other liabilities	2,429	510
Total current liabilities	30,635	34,925
Long-term debt, net	55,583	53,306
Operating lease liabilities, net of current portion	13,982	15,934
Other long-term liabilities	3,049	37
Total liabilities	103,249	104,202
Commitments and contingencies (Note 8)
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized as of December 31, 2025 and December 31, 2024; 0 shares issued as of December 31, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value, 300,000,000 shares authorized; 64,029,378 and 62,385,101 shares issued as of December 31, 2025 and December 31, 2024, respectively	64	62
Additional paid-in capital	337,371	303,004
Accumulated deficit	(248,992)	(189,990)
Accumulated other comprehensive income (loss)	72	97
Treasury stock, at cost; 165,513 and 23,391 shares as of December 31, 2025 and December 31, 2024, respectively	(1,183)	(281)
Total stockholders’ equity	87,332	112,892
Total liabilities and stockholders’ equity	$190,581	$217,094

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Treace Medical Concepts, Inc.

Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net loss	$(59,002)	$(55,743)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization expense	10,623	8,419
Provision for allowance for credit losses	834	2,947
Share-based compensation expense	33,823	30,603
Non-cash lease expense	2,222	2,349
Amortization of debt issuance costs	292	298
Debt extinguishment loss	2,737	—
Amortization (accretion) of premium (discount) on marketable securities, net	(123)	(1,145)
Other, net	1,208	538
Net changes in operating assets and liabilities, net of acquisitions
Accounts receivable	(2,090)	(5,687)
Inventory	3,224	(10,010)
Prepaid expenses and other assets	166	2,186
Other non-current assets	(503)	(330)
Operating lease liabilities	(3,207)	(2,473)
Accounts payable	(3,796)	(1,313)
Accrued liabilities	(2,413)	(7,903)
Other, net	35	97
Net cash provided by (used in) operating activities	(15,970)	(37,167)

Cash flows from investing activities
Purchases of available-for-sale marketable securities	(40,571)	(71,579)
Sales and maturities of available-for-sale marketable securities	67,339	118,547
Purchases of property and equipment	(13,517)	(11,593)
Net cash provided by (used in) investing activities	13,251	35,375

Cash flows from financing activities
Proceeds from interest bearing term debt	59,310	—
Proceeds from insurance premium financing	1,553	—
Debt issuance costs	(1,199)	—
Payments on interest bearing term and revolving debt	(56,315)	—
Payments on insurance premium financing	(916)	—
Proceeds from exercise of employee stock options	546	428
Taxes from withheld shares	(902)	(268)
Net cash provided by (used in) financing activities	2,077	160
Net increase (decrease) in cash and cash equivalents	(642)	(1,632)
Cash and cash equivalents at beginning of period	11,350	12,982
Cash and cash equivalents at end of period	$10,708	$11,350

Supplemental disclosure of cash flow information
Cash paid for interest	$4,997	$4,955
Operating lease right-of-use asset and lease liability adjustment due to lease incentive	$—	$8
Noncash investing activities
Unrealized (gains) losses, net on marketable securities	$25	$66
Noncash financing activities
Legal cost financing	$1,108	$—

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Treace Medical Concepts, Inc.

Reconciliation of GAAP Net Loss to EBITDA & Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net loss	$(9,394)	$(501)	$(59,002)	$(55,743)
Adjustments:
Interest income	(527)	(899)	(2,777)	(4,877)
Interest expense	1,350	1,314	5,320	5,256
Taxes	—	—	—	—
Depreciation & Amortization	2,808	2,237	10,623	8,419
EBITDA	$(5,763)	$2,151	$(45,836)	$(46,945)
Share-based compensation expense	7,555	8,555	33,823	30,603
Acquisition-related costs	—	—	—	1,873
Restructuring costs[1]	352	—	1,529	964
Customer credit loss[2]	—	—	—	2,147
Litigation costs[3]	1,304	399	3,852	399
Debt extinguishment loss	2,737	—	2,737	—
Adjusted EBITDA	$6,185	$11,105	$(3,895)	$(10,959)

1 Restructuring charges primarily relate to severance payments and other post-employment benefits from a restructuring in the second quarter of 2024 and the third quarter and fourth quarter of 2025.

2 Customer credit loss consists of the write-off of accounts receivable due from a customer that filed for bankruptcy during the second quarter of 2024.

3 Litigation costs relate to patent infringement lawsuits.

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